Exhibit 10.2

EXHIBIT C

GENERAL RELEASE OF CLAIMS

This General Release of Claims (hereinafter “Release”) is entered into this 7th day of January, 2006, by and between Pamela Atherton (hereinafter “Releasor”) and Crdentia Corp. (hereinafter “Releasee”).

RECITALS

A.                                   On December 16, 2003, Releasor became employed by Releasee according to the terms and conditions of an employment agreement (“Employment Agreement”).

B.                                     On or about January 7, 2006, Releasee and Releasor mutually decided to end their employment relationship.

C.                                     According to the terms and conditions of the Employment Agreement, Releasor is entitled to certain Severance Payments so long as Releasor executes this General Release of any and all claims.  By execution hereof, Releasor understands and agrees that this Release is a compromise of doubtful and disputed claims, if any, which remain untested; that there has not been a trial or adjudication of any issue of law or fact herein; that the terms and conditions of this Release are in no way to be construed as an admission of liability on the part of Releasee and that Releasee denies liability and intends merely to avoid litigation with this Release.

AGREEMENT

NOW THEREFORE FOR MUTUAL CONSIDERATION, the receipt and sufficiency of which the parties hereto acknowledge, the parties agree as follows:

1.                                       Except for claims arising under any Stock Option Agreements between Releasor and Releasee (“Stock Option Agreements”), Releasor does hereby unconditionally, irrevocably and absolutely release and discharge Releasee, and its affiliates, owners, directors, officers, employees, agents, attorneys, heir, representatives, legatees, stockholders, insurers, divisions, successors and/or assigns and any related holding, parent or subsidiary corporations, from any and all loss, liability, claims, costs (including, without limitation, attorneys’ fees), demands, causes of action, or suits of any type, whether in law and/or in equity, related directly or indirectly or in any way connected with any transaction, affairs or occurrences between them and arising on or prior to the date hereof, including, but not limited to, Releasor’s employment with Releasee, the termination of said employment and claims of emotional or physical distress related to such employment or termination.  This Release specifically applies to any claims for age discrimination in employment, including any claims arising under the Age Discrimination In Employment Act or any other statutes or laws that govern discrimination in employment.

2.                                       Releasor irrevocably and absolutely agrees that she will not prosecute nor allow to be prosecuted on her behalf in any administrative agency, whether federal or state, or in any court, whether federal or state, any claim or demand of any type related to the matter released above, it being an intention of the parties that with the execution by Releasor of this Release, Releasee, its owners, officers, directors, employees, agents, attorneys, heirs, representatives, legatees, successors and/or assigns and any related holding, parent and subsidiary corporations will be absolutely, unconditionally and forever discharged of and from all obligations to or on behalf of Releasor related in any way to the matter discharged herein.

3.                                       Releasor agrees that all matters relative to this Release, the Separation Agreement and compromise in relation thereto shall remain confidential.  Accordingly, Releasor hereby agrees that, with the exception of Releasor’s counsel, spouse and tax advisor, Releasor shall not discuss, disclose or reveal to any other persons, entities or organizations, whether within or outside of the State of Texas, the fact of settlement and/or terms and conditions of settlement and of this Release, including the amount paid to settle Releasor’s claims.  Similarly, Releasor shall not make, issue, disseminate, publish, print or announce any news release, public statement or announcement with respect to these matters, or any aspect thereof, the reasons therefore and the terms of this Release.  Further, in keeping with the spirit of this Release, Releasor shall, upon the execution of this Release, cease and desist from taking any further action in opposition to Releasee, respecting its past employment policies and practices and shall never reapply for employment with Releasor; provided, however, that nothing herein shall be deemed to preclude Releasor from giving statements, affidavits, depositions, testimony, declarations or other disclosures required by or pursuant to legal process.

4.                                       Releasor does expressly waive all of the benefits and rights granted to him pursuant to any applicable law or regulation to the effect that:

A general release does not extend to claims which the creditor does not know of or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

5.                                       Releasor does certify that she has read all of this Release, and that she fully understands all of the same.  Except for claims under the Stock Option Agreements, Releasor hereby expressly agrees that this Release shall extend and apply to all unknown, unsuspected and unanticipated injuries and damages, as well as those that are now known.

6.                                       Releasor further declares and represents that no promise, inducement or agreement not herein expressed has been made to her and that this Release contains the full and entire agreement between and among the parties, and that the terms of this Release are contractual and not a mere recital.

7.                                       The validity, interpretation, and performance of this Release shall be construed and interpreted according to the laws of the State of Texas.

8.                                       This Release may be pleaded as a full and complete defense and may be used as the basis for an injunction against any action, suit or proceeding that may be prosecuted, instituted or attempted by either party in breach thereof.

9.                                       If any provision of this Release, or part thereof, is held invalid, void or voidable as against the public policy or otherwise, the invalidity shall not affect other provisions, or parts thereof, which may be given effect without the invalid provision or part.  To this extent, the provisions, and parts thereof, of this Release are declared to be severable.

10.                                 As part of this Release, Releasor agrees to indemnify and hold harmless Releasee against any claim by any state or the Internal Revenue Service for Releasor’s income and other taxes payable as a result of the consideration being paid by Releasee pursuant to this Release, the Separation Agreement or the Employment Agreement.  It is understood that the extent of Releasor’s obligation would be to pay all sums due to either agency as income tax and his/her portion of social security taxes related to this Release, plus any applicable penalty and/or interest relating to failure to timely pay the tax.  It is the intention of all parties to this Release that the Severance Payments made to Releasor are proper and in accordance with all laws.  However, should there be a different determination by any state or the Internal Revenue Service, Releasor will be obligated based on the terms of this paragraph.

11.                                 It is understood that this Release is not an admission of any liability by any person, firm association or corporation but is in compromise of any disputed claim.

12.                                 Releasor represents, acknowledges and agrees that Releasee has advised her, in writing, to discuss this Release with an attorney, and that to the extent, if any, that Releasor has desired, Releasor has done so; that Releasee has given Releasor twenty-one (21) days to review and consider this Release before signing it, and Releasor understands that she may use as much of this twenty-one (21) day period as she wishes prior to signing; that no promise, representation, warranty or agreements not contained herein have been made by or with anyone to cause her to sign this Release; that she has read this Release in its entirety, and fully understands and is aware of its meaning, intent, contents and legal effect; and that she is executing this Release voluntarily, and free of any duress or coercion.

13.                                 The parties acknowledge that for a period of seven (7) days following the execution of this Release, Releasor may revoke the Release, and the Release shall not become effective or enforceable until the revocation period has expired.

14.                                 This Release shall become effective eight (8) days after it is signed by Releasor and Releasee, and in the event the parties do not sign on the same date, then this Release shall become effective eight (8) days after the date it is signed by Releasor.

15.                                 Releasor has read the foregoing Release and knows its contents and fully understands it.  Releasor acknowledges that she has fully discussed this Release with her attorney.

16.                                 Releasor has read the foregoing Release and knows its contents and fully understands it.  Releasor further acknowledges that she has been offered the opportunity to discuss this Release and its contents with her attorney.  Releasor acknowledges that she has fully discussed this Release with her attorney or has voluntarily chosen to sign this Release without consulting her attorney, fully understanding the consequences of this Release.

IN WITNESS WHEREOF, the undersigned have executed this Release on the dates shown below at 14111 Dallas Parkway, Suite 600, Dallas, Texas 75240.

RELEASOR:

/s/ Pamela Atherton
Pamela Atherton

Dated: January 7, 2006

RELEASEE:

CRDENTIA CORP.

/s/ James D. Durham
By:	James D. Durham
Its:	Chief Executive Officer

Dated: January 7, 2006